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                                                                    EXHIBIT 11.1

                      COMPUTATION OF NET INCOME PER COMMON SHARE

                                                               Company
                                                      ----------------------
                                                       9/8/95
                                                       Through     Year Ended
                                                       6/30/96       6/30/97
                                                    ----------     ----------
Net income for computing net income per common share

Income before extraordinary loss                     $   2,988      $   3,055

Extraordinary loss on early extinguishment
  of debt, net of tax                                      -              215
                                                     ---------      ---------

Net Income                                           $   2,988      $   2,840
                                                     ---------      ---------
                                                     ---------      ---------

Primary:
    Net income per common share                      $    0.52      $    0.43
    Extraordinary loss on early extinguishment
      of debt, net of tax                                  -             0.03
                                                     ---------      ---------
    Net income per common share                      $    0.52      $    0.40
                                                     ---------      ---------
                                                     ---------      ---------

Fully diluted:
    Net income per common share                      $    0.52      $    0.42
    Extraordinary loss on early extinguishment
      of debt, net of tax                                  -             0.03
                                                     ---------      ---------
    Net income per common share                      $    0.52      $    0.39
                                                     ---------      ---------
                                                     ---------      ---------

                      COMPUTATION OF WEIGHTED AVERAGE NUMBER OF
                              COMMON SHARES OUTSTANDING

                                                               Company
                                                      ----------------------
                                                       9/8/95
                                                       Through     Year Ended
                                                       6/30/96       6/30/97
                                                    ----------     ----------

Weighted average common shares
outstanding during the period                        5,593,146      6,208,735


SAB 83 transactions                                    145,987        207,831

Assuming exercise of options
using the Treasury Stock Method                            -          616,408
                                                    ----------     ----------
                                                    ----------     ----------

Weighted average number of
common shares outstanding
as adjusted: Primary shares                          5,739,133      7,032,974
                                                    ----------     ----------
                                                    ----------     ----------

Incremental additional shares upon the
exercise of options using the
end of period price                                        -          258,239
                                                    ----------     ----------

Weighted average number of
common shares outstanding
as adjusted: Fully diluted shares                    5,739,133      7,291,212
                                                    ----------     ----------
                                                    ----------     ----------